Exhibit 99.1

HighPeak Energy, Inc. Announces Fourth Quarter and Year-End 2024 Financial and Operating Results and Provides 2025 Guidance

Fort Worth, Texas, March 10, 2025 (GLOBE NEWSWIRE) - HighPeak Energy, Inc. (“HighPeak” or the “Company”) (NASDAQ: HPK) today announced financial and operating results for the quarter and the year ended December 31, 2024. In addition, HighPeak provided its 2025 guidance and capital budget, as approved by its Board of Directors.

Highlights

●	2024 sales volumes averaged approximately 50.0 thousand barrels of crude oil equivalent per day (“MBoe/d”), representing a 10% increase year-over-year.

●	The Company’s year-end 2024 estimated proved reserves were 199 million Boe (“MMBoe”), representing a 29% increase compared to year-end 2023.

●

2024 net income was $95.1 million, or $0.67 per diluted share and EBITDAX (a non-GAAP financial measure defined and reconciled below) was $842.9 million, or $6.01 per diluted share. 2024 adjusted net income (a non-GAAP financial measure defined and reconciled below) was $144.8 million, or $1.05 per diluted share.

●	2024 lease operating expenses averaged $7.23 per Boe, including workover expenses, representing a 17% decrease year-over-year.

●	Reduced long-term debt by $120 million, paid $0.16 per share in dividends and repurchased over 2.4 million shares of common stock during 2024.

●	Increased net acreage over 8%, organically replaced inventory in primary zones and successfully delineated additional sub $50 per barrel (“Bbl”) break-even inventory in the Middle Spraberry formation.

●	Fourth quarter 2024 sales volumes averaged 50.2 MBoe/d, consisting of 86% liquids, representing a 1% increase over fourth quarter 2023.

●

Fourth quarter 2024 net income was $9.0 million, or $0.06 per diluted share, and EBITDAX was $179.4 million, or $1.27 per diluted share. Fourth quarter 2024 adjusted net income was $28.2 million, or $0.19 per diluted share.

Recent Events

●	On February 18, 2025, the Company’s Board of Directors declared a quarterly dividend of $0.04 per common share outstanding payable in March 2025.

●

The Company’s Board of Directors authorized the extension of the repurchase authorization of up to $75.0 million of common stock through December 31, 2025, of which approximately $40 million remains available.

HighPeak Chairman and CEO, Jack Hightower, said, “As promised, 2024 was a solid, level-set year for HighPeak. We ran a disciplined and efficient drilling program, reduced our capex budget by 40% from the prior year, increased production by 10%, beat and raised guidance on production, and reduced our operating costs and DC&E costs per foot year over year.  Furthermore, we were successful in improving well results across our acreage and unlocking additional value by delineating new zones, driving total proved reserves 30% higher compared to a year ago. Overall, our team continues to do a fantastic job enhancing the value of our asset base.

"As we focus our attention on 2025, we will maintain capital discipline with our two-rig drilling program, ensuring steady operations in a dynamic market. Our focus on corporate efficiency will keep production flat while reducing capital expenditures by an additional 20%. One of our key objectives is to reduce interest expense and boost levered free cash flow by optimizing our capital structure. These efforts underscore our commitment to shareholder value, reflected in our strategy of debt reduction, consistent quarterly dividends, and opportunistic share buybacks."

2025 Development Outlook

The Company expects to average two (2) drilling rigs and approximately one (1) frac crew during 2025 under its current development plan, assuming commodity prices and capital costs continue to stay in their current ranges.

Production (Boe/d)

●	Average production rate	47,000 – 50,500

Capex ($MM)

●	Net Operated Wells TIL	52 – 56
●	Capital Expenditures, D,C,E&F	$375 - $405
●	Capital Expenditures, Infrastructure/Other	$40 - $50
●	2025 HPK Development Capital Expenditures	$415 - $455
●	One-Time Infrastructure Projects	$33 - $35
●	2025 Total Capital Expenditures	$448 - $490

Unit Measures ($/Boe)

●	Lease Operating Expenses	$7.00 - $7.50
●	General & Administrative	$1.25 - $1.35

In addition to the Company’s Development Capital Expenditures, the company will invest approximately $33-$35 million in projects that will expand our field-wide low pressure gas gathering system, extend our in-field overhead electric power distribution system, provide access to additional gas sales outlets with other midstream partners, support lower operating expenses and future life of field development.

Year-End 2024 Proved Reserves

●

As of December 31, 2024, HighPeak Energy’s estimated proved reserves, prepared by Cawley, Gillespie & Associates, Inc., increased over 29% from December 31, 2023 to 199 MMBoe consisting of approximately 68% crude oil, 17% NGL and 15% natural gas.

●	Proved developed reserves increased 36% to 108 MMBoe compared with December 31, 2023 and comprised 54% of the Company’s total proved reserves.
●

The Company’s PV-10 (a non-GAAP financial measure defined and reconciled below) was approximately $3.4 billion at year end 2024 based on pricing guidelines established by the Securities and Exchange Commission (“SEC”). 2024 SEC pricing was $75.48 per Bbl of crude oil and $2.130 per MMBtu of natural gas, before adjustments for price differentials.

●

As of December 31, 2024, the average adjusted prices realized over the remaining lives of the Company’s assets were $75.56 per Bbl of crude oil, $20.53 per Bbl of NGL and $0.072 per Mcf of natural gas.

●	The Company’s 2024 reserve replacement ratio was 345%, an increase of 17% compared to the Company’s 2023 reserve replacement ratio.

	SEC PRICING
	Crude Oil (MBbl)	NGL (MBbl)	Natural Gas (MMcf)	Total (Mboe)	PV-10 ($M)
Proved developed producing	59,394	21,709	112,734	99,892	$2,094
Proved developed nonproducing	6,238	1,044	5,668	8,227	198
Total proved developed reserves	65,632	22,753	118,402	108,119	2,292
Proved undeveloped	69,639	11,365	59,252	90,879	1,095
Total proved reserves	135,271	34,118	177,654	198,998	$3,387

Fourth Quarter 2024 Operational Update

HighPeak’s sales volumes during the fourth quarter of 2024 averaged 50.2 MBoe/d, a 1% increase over the fourth quarter of 2023. Fourth quarter sales volumes consisted of approximately 72% crude oil and 86% liquids. Full-year 2024 sales volumes averaged 50.0 MBoe/d, a 10% increase over 2023 sales volumes.

The Company averaged two drilling rigs and one frac crew during the fourth quarter, drilled 17 gross (16.9 net) horizontal wells and completed 18 gross (17.8 net) operated producing wells. At December 31, 2024, the Company had 21 gross (20.9 net) operated horizontal wells in various stages of drilling and completion.

HighPeak President, Michael Hollis, commented, "HighPeak’s recent well results highlight the robust quality of our inventory, reinforcing confidence in our asset base. By efficiently expanding our consolidated acreage position, we’ve organically replenished our drilling inventory in our primary zones, positioning us for sustained success. Additionally, we are particularly encouraged by the performance of our Middle Spraberry wells, which we plan to build upon throughout 2025. Continued successful delineation of this zone has the potential to add over 200 additional sub-$50/Bbl breakeven locations."

Fourth Quarter 2024 Financial Results

HighPeak reported net income of $9.0 million for the fourth quarter of 2024, or $0.06 per diluted share, and EBITDAX of $179.4 million, or $1.27 per diluted share. HighPeak reported adjusted net income of $28.2 million for the fourth quarter of 2024, or $0.19 per diluted share.

Fourth quarter average realized prices were $70.46 per Bbl of crude oil, $22.30 per Bbl of NGL and $0.29 per Mcf of natural gas, resulting in an overall realized price of $50.83 per Boe, or 72% of the weighted average of NYMEX crude oil prices, excluding the effects of derivatives. HighPeak’s cash costs for the fourth quarter were $11.48 per Boe, including lease operating expenses of $6.81 per Boe, workover expenses of $0.50 per Boe, production and ad valorem taxes of $2.87 per Boe and G&A expenses of $1.30 per Boe. As a result, the Company’s unhedged EBITDAX per Boe was $39.35 per Boe, or 77% of the overall realized price per Boe for the quarter, excluding the effects of derivatives.

HighPeak’s fourth quarter 2024 capital expenditures to drill, complete, equip, provide facilities and for infrastructure were $152.5 million.

Hedging

Crude oil. As of December 31, 2024, HighPeak had the following outstanding crude oil derivative instruments and the weighted average crude oil prices and premiums payable per Bbl:

					Swaps	Collars, Enhanced Collars & Deferred Premium Puts
Settlement Month	Settlement Year	Type of Contract	Bbls Per Day	Index	Price per Bbl	Floor or Strike Price per Bbl	Ceiling Price per Bbl	Deferred Premium Payable per Bbl
Crude Oil:
Jan - Mar	2025	Swap	5,500	WTI	$76.37	$—	$—	$—
Jan - Mar	2025	Collar	8,000	WTI	$—	$65.00	$90.00	$2.12
Jan - Mar	2025	Put	2,000	WTI	$—	$58.00	$—	$5.00
Apr - Jun	2025	Swap	5,500	WTI	$76.37	$—	$—	$—
Apr - Jun	2025	Collar	7,000	WTI	$—	$65.00	$90.08	$2.28
Apr - Jun	2025	Put	2,000	WTI	$—	$58.00	$—	$5.00
Jul - Sep	2025	Swap	3,000	WTI	$75.85	$—	$—	$—
Jul - Sep	2025	Collar	7,000	WTI	$—	$65.00	$90.08	$2.28
Jul - Sep	2025	Put	2,000	WTI	$—	$58.00	$—	$5.00

The Company’s crude oil derivative contracts detailed above are based on reported settlement prices on the New York Mercantile Exchange for West Texas Intermediate pricing.

Natural gas. In February 2025, the Company entered into the following natural gas derivative instruments, specifically HH fixed price swaps at $4.43 per MMBtu for 30,000 MMBtu per day for March 2025 through February 2026.

Settlement Month	Settlement Year	Type of Contract	MMBtu Per Day	Index	Price per MMBtu
Natural Gas:
Jan – Mar	2025	Swap	10,333	HH	$4.43
Apr – Jun	2025	Swap	30,000	HH	$4.43
Jul – Sep	2025	Swap	30,000	HH	$4.43
Oct – Dec	2025	Swap	30,000	HH	$4.43
Jan – Mar	2026	Swap	19,667	HH	$4.43

Dividends

During the fourth quarter of 2024, HighPeak’s Board of Directors approved a quarterly dividend of $0.04 per share, or $5.0 million in dividends paid to stockholders during the quarter. In addition, in February 2025, the Company’s Board of Directors declared a quarterly dividend of $0.04 per share, or approximately $5.0 million in dividends, to be paid on March 25, 2025, to stockholders of record on March 3, 2025.

Conference Call

HighPeak will host a conference call and webcast on Tuesday, March 11, 2025, at 10:00 a.m. Central Time for investors and analysts to discuss its results for the fourth quarter of 2024 and its 2025 operating plan. Conference call participants may register for the call here. Access to the live audio-only webcast and replay of the earnings release conference call may be found here. A live broadcast of the earnings conference call will also be available on the HighPeak Energy website at www.highpeakenergy.com under the “Investors” section of the website. A replay will also be available on the website following the call.

When available, a copy of the Company’s earnings release, investor presentation and Annual Report on Form 10-K may be found on its website at www.highpeakenergy.com.

Conference Participation

HighPeak Energy will participate in-person at the upcoming 37th Annual Roth Conference to be held from March 16-18, 2025, located in Dana Point, California.

About HighPeak Energy, Inc.

HighPeak Energy, Inc. is a publicly traded independent crude oil and natural gas company, headquartered in Fort Worth, Texas, focused on the acquisition, development, exploration and exploitation of unconventional crude oil and natural gas reserves in the Midland Basin in West Texas. For more information, please visit our website at www.highpeakenergy.com.

Cautionary Note Regarding Forward-Looking Statements

The information in this press release contains forward-looking statements that involve risks and uncertainties. When used in this document, the words “believes,” “plans,” “expects,” “anticipates,” “forecasts,” “intends,” “continue,” “may,” “will,” “could,” “should,” “future,” “potential,” “estimate” or the negative of such terms and similar expressions as they relate to HighPeak Energy, Inc. (“HighPeak Energy” or the “Company”) are intended to identify forward-looking statements, which are generally not historical in nature. The forward-looking statements are based on the Company's current expectations, assumptions, estimates and projections about the Company and the industry in which the Company operates. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond the Company's control. For example, the Company’s review of strategic alternatives may not result in a sale of the Company, a recommendation that a transaction occur or result in a completed transaction, and any transaction that occurs may not increase shareholder value, in each case as a result of such risks and uncertainties.

These risks and uncertainties include, among other things, the results of the strategic review being undertaken by the Company’s Board and the interest of prospective counterparties, the Company’s ability to realize the results contemplated by its 2025 guidance, volatility of commodity prices, product supply and demand, the impact of a widespread outbreak of an illness, such as the coronavirus disease pandemic, on global and U.S. economic activity, competition, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, the ability to obtain approvals from third parties and negotiate agreements with third parties on mutually acceptable terms, litigation, the costs and results of drilling and operations, availability of equipment, services, resources and personnel required to perform the Company's drilling and operating activities, access to and availability of transportation, processing, fractionation, refining and storage facilities, HighPeak Energy's ability to replace reserves, implement its business plans or complete its development activities as scheduled, access to and cost of capital, the financial strength of counterparties to any credit facility and derivative contracts entered into by HighPeak Energy, if any, and purchasers of HighPeak Energy's oil, natural gas liquids and natural gas production, uncertainties about estimates of reserves, identification of drilling locations and the ability to add proved reserves in the future, the assumptions underlying forecasts, including forecasts of production, expenses, cash flow from sales of oil and gas and tax rates, quality of technical data, environmental and weather risks, including the possible impacts of climate change, cybersecurity risks and acts of war or terrorism. These and other risks are described in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and other filings with the SEC. The Company undertakes no duty to publicly update these statements except as required by law.

Reserve engineering is a process of estimating underground accumulations of hydrocarbons that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. Reserves estimates included herein may not be indicative of the level of reserves or PV-10 value of oil and natural gas production in the future, as they are based on 2024 SEC prices which are different than current commodity prices. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions could impact HighPeak’s strategy and change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered.

Use of Projections

The financial, operational, industry and market projections, estimates and targets in this press release and in the Company’s guidance (including production, operating expenses and capital expenditures in future periods) are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond the Company’s control. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic, regulatory and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the financial, operational, industry and market projections, estimates and targets, including assumptions, risks and uncertainties described in “Cautionary Note Regarding Forward-Looking Statements” above. These projections are speculative by their nature and, accordingly, are subject to significant risk of not being actually realized by the Company. Projected results of the Company for 2025 are particularly speculative and subject to change. Actual results may vary materially from the current projections, including for reasons beyond the Company’s control. The projections are based on current expectations and available information as of the date of this release. The Company undertakes no duty to publicly update these projections except as required by law.

Drilling Locations

The Company has estimated its drilling locations based on well spacing assumptions and upon the evaluation of its drilling results and those of other operators in its area, combined with its interpretation of available geologic and engineering data. The drilling locations actually drilled on the Company’s properties will depend on the availability of capital, regulatory approvals, commodity prices, costs, actual drilling results and other factors. Any drilling activities conducted on these identified locations may not be successful and may not result in additional proved reserves. Further, to the extent the drilling locations are associated with acreage that expires, the Company would lose its right to develop the related locations.

HighPeak Energy, Inc.

Unaudited Condensed Consolidated Balance Sheet Data

(In thousands)

	December 31,
	2024	2023
Current assets:
Cash and cash equivalents	$86,649	$194,515
Accounts receivable	85,242	94,589
Inventory	10,952	7,254
Derivative instruments	7,582	31,480
Prepaid expenses	4,587	995
Total current assets	195,012	328,833
Crude oil and natural gas properties, using the successful efforts method of accounting:
Proved properties	3,959,545	3,338,107
Unproved properties	70,868	72,715
Accumulated depletion, depreciation and amortization	(1,184,684)	(684,179)
Total crude oil and natural gas properties, net	2,845,729	2,726,643
Other property and equipment, net	3,201	3,572
Derivative instruments	—	16,059
Other noncurrent assets	19,346	5,684
Total assets	$3,063,288	$3,080,791

Current liabilities:
Current portion of long-term debt, net	$120,000	$120,000
Accounts payable – trade	74,011	63,583
Accrued capital expenditures	35,170	39,231
Revenues and royalties payable	26,838	29,724
Other accrued liabilities	22,196	19,613
Derivative instruments	5,380	13,054
Operating leases	719	528
Advances from joint interest owners	316	262
Accrued interest	—	1,398
Total current liabilities	284,630	287,393
Noncurrent liabilities:
Long-term debt, net	928,384	1,030,299
Deferred income taxes	232,398	197,068
Asset retirement obligations	14,750	13,245
Operating leases	670	—
Derivative instruments	—	65
Commitments and contingencies

Stockholders’ equity
Common stock	13	13
Additional paid-in capital	1,166,609	1,189,424
Retained earnings	435,834	363,284
Total stockholders’ equity	1,602,456	1,552,721
Total liabilities and stockholders’ equity	$3,063,288	$3,080,791

HighPeak Energy, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Operating revenues:
Crude oil sales	$232,881	$296,140	$1,060,476	$1,086,598
NGL and natural gas sales	1,925	5,013	8,938	24,695
Total operating revenues	234,806	301,153	1,069,414	1,111,293
Operating costs and expenses:
Crude oil and natural gas production	33,762	37,666	132,244	145,362
Production and ad valorem taxes	13,267	14,077	59,677	58,472
Exploration and abandonments	449	862	1,476	5,234
Depletion, depreciation and amortization	105,631	132,862	500,752	424,424
Accretion of discount	244	162	966	522
General and administrative	6,001	4,646	20,392	16,598
Stock-based compensation	1,375	3,862	12,701	25,957
Total operating costs and expenses	160,729	194,137	728,208	676,569
Other expense	390	220	3,795	8,262
Income from operations	73,687	106,796	337,411	426,462
Interest income	1,721	1,985	8,685	2,908
Interest expense	(39,508)	(44,623)	(168,712)	(147,901)
(Loss) gain on derivative instruments, net	(23,053)	58,500	(46,464)	27,602
Loss on extinguishment of debt	—	—	—	(27,300)
Income before income taxes	12,847	122,658	130,920	281,771
Provision for income taxes	3,866	27,654	35,851	65,905
Net income	$8,981	$95,004	$95,069	$215,866

Earnings per share:
Basic net income	$0.07	$0.68	$0.69	$1.64
Diluted net income	$0.06	$0.66	$0.67	$1.58

Weighted average shares outstanding:
Basic	124,348	126,242	125,281	117,956
Diluted	128,073	130,579	129,205	123,020

Dividends declared per share	$0.04	$0.025	$0.16	$0.10

HighPeak Energy, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$95,069	$215,866
Adjustments to reconcile net income to net cash provided by operations:
Provision for deferred income taxes	35,330	65,905
Loss on extinguishment of debt	—	27,300
Loss (gain) on derivative instruments	46,464	(27,602)
Cash paid on settlement of derivative instruments	(14,246)	(24,194)
Amortization of debt issuance costs	8,278	11,411
Amortization of discounts on long-term debt	9,865	15,140
Stock-based compensation expense	12,701	25,957
Accretion expense	966	522
Depletion, depreciation and amortization	500,752	424,424
Exploration and abandonment expense	620	4,242
Changes in operating assets and liabilities:
Accounts receivable	9,347	2,007
Prepaid expenses, inventory and other assets	(19,474)	6,923
Accounts payable, accrued liabilities and other current liabilities	4,719	8,488
Net cash provided by operating activities	690,391	756,389
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to crude oil and natural gas properties	(604,828)	(1,009,855)
Changes in working capital associated with crude oil and natural gas property additions	(1,294)	(100,802)
Acquisitions of crude oil and natural gas properties	(14,844)	(15,085)
Proceeds from sales of properties	339	—
Other property additions	(216)	(193)
Net cash used in investing activities	(620,843)	(1,125,935)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments under Term Loan Credit Agreement	(120,000)	—
Repurchased shares under buyback program	(35,166)	—
Dividends paid	(20,058)	(11,864)
Dividend equivalents paid	(2,133)	(1,251)
Debt issuance costs	(58)	(28,444)
Proceeds from the exercises of warrants	1	4,028
Borrowings under Term Loan Credit Agreement, net of discount	—	1,170,000
Borrowings under Prior Credit Agreement	—	255,000
Repayments under Prior Credit Agreement	—	(525,000)
Repayments of 10.000% Senior Notes and 10.625% Senior Notes	—	(475,000)
Premium on extinguishment of debt	—	(4,457)
Proceeds from issuance of common stock	—	155,768
Stock offering costs	—	(5,371)
Proceeds from exercises of stock options	—	148
Net cash (used in) provided by financing activities	(177,414)	533,557
Net (decrease) increase in cash and cash equivalents	(107,866)	164,011
Cash and cash equivalents, beginning of period	194,515	30,504
Cash and cash equivalents, end of period	$86,649	$194,515

HighPeak Energy, Inc.

Unaudited Summary Operating Highlights

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Average Daily Sales Volumes:
Crude oil (Bbls)	35,926	40,624	37,914	38,041
NGLs (Bbls)	7,289	5,262	6,241	4,239
Natural gas (Mcf)	42,007	24,395	34,828	19,777
Total (Boe)	50,216	49,952	49,960	45,577

Average Realized Prices (excluding effects of derivatives):
Crude oil per Bbl	$70.46	$79.24	$76.42	$78.26
NGL per Bbl	$22.30	$19.93	$22.06	$21.51
Natural gas per Mcf	$0.29	$1.51	$0.49	$1.56
Total per Boe	$50.83	$65.53	$58.48	$66.80

Margin Data ($ per Boe):
Average price, excluding effects of derivatives	$50.83	$65.53	$58.48	$66.80
Lease operating expenses	(6.81)	(7.53)	(6.76)	(8.04)
Expense workovers	(0.50)	(0.66)	(0.47)	(0.70)
Production and ad valorem taxes	(2.87)	(3.06)	(3.26)	(3.51)
General and administrative expenses	(1.30)	(1.01)	(1.12)	(1.00)
	$39.35	$53.27	$46.87	$53.55

HighPeak Energy, Inc.

Unaudited Earnings Per Share Details

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income as reported	$8,981	$95,004	$95,069	$215,866
Participating basic earnings	(861)	(9,103)	(9,155)	(21,890)
Basic earnings attributable to common shareholders	8,120	85,901	85,914	193,976
Reallocation of participating earnings	5	133	108	334
Diluted net income attributable to common shareholders	$8,125	$86,034	$86,022	$194,310

Basic weighted average shares outstanding	124,348	126,242	125,281	117,956
Dilutive warrants and unvested stock options	1,571	2,178	1,770	2,905
Dilutive unvested restricted stock	2,154	2,159	2,154	2,159
Diluted weighted average shares outstanding	128,073	130,579	129,205	123,020

Net income per share attributable to common shareholders:
Basic	$0.07	$0.68	$0.69	$1.64
Diluted	$0.06	$0.66	$0.67	$1.58

HighPeak Energy, Inc.

Unaudited Reconciliation of Net Income to EBITDAX, Discretionary Cash Flow and Net Cash Provided by Operations

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income	$8,981	$95,004	$95,069	$215,866
Interest expense	39,508	44,623	168,712	147,901
Interest income	(1,721)	(1,985)	(8,685)	(2,908)
Income tax expense	3,866	27,654	35,851	65,905
Depletion, depreciation and amortization	105,631	132,862	500,752	424,424
Accretion of discount	244	162	966	522
Exploration and abandonment expense	449	862	1,476	5,234
Stock based compensation	1,375	3,862	12,701	25,957
Derivative related noncash activity	20,704	(61,662)	32,218	(51,796)
Other expense	390	220	3,795	8,262
Loss on extinguishment of debt	—	—	—	27,300
EBITDAX	179,427	241,602	842,855	866,667
Cash interest expense	(34,949)	(40,084)	(150,569)	(125,807)
Other (a)	1,682	1,398	3,513	(1,889)
Discretionary cash flow	146,160	202,916	695,799	738,971
Changes in operating assets and liabilities	(6,642)	31,731	(5,408)	17,418
Net cash provided by operating activities	$139,518	$234,647	$690,391	$756,389

(a)	includes interest income net of current tax expense, other expense and operating portion of exploration and abandonment expenses.

HighPeak Energy, Inc.

Unaudited Reconciliation of Net Income to Adjusted Net Income

(in thousands, except per share data)

	Three Months Ended December 31, 2024		Year Ended December 31, 2024
	Amounts	Amounts per Diluted Share	Amounts	Amounts per Diluted Share
Net income	$8,981	$0.06	$95,069	$0.69
Derivative loss, net	23,053	0.15	46,464	0.34
Stock-based compensation	1,375	0.01	12,701	0.09
Other expense	390	0.01	3,795	0.03
Income tax adjustment for above items *	(5,584)	(0.04)	(13,222)	(0.10)
Adjusted net income	$28,215	$0.19	$144,807	$1.05

*	Assuming 21% statutory tax rate

HighPeak Energy, Inc.

Unaudited Reconciliation of Standardized Measure to PV-10

(in thousands)

As of December 31, 2024	Total Proved
Standardized measure	$2,994,997
Present value of future income taxes and certain abandonment costs discounted at 10%	392,077
Present value of estimated future cash flows (PV-10)	$3,387,074

HighPeak Energy, Inc.

Unaudited Reserve Replacement Computations

MBoe
Proved Reserves on December 31, 2023	154,162
Extensions, discoveries and revisions	63,121
Production	(18,285)
Proved Reserves on December 31, 2024	198,998

Reserve Replacement with the drill bit	345%

Investor Contact:

Ryan Hightower

Vice President, Business Development

817.850.9204

rhightower@highpeakenergy.com

Source: HighPeak Energy, Inc.